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                                                                    Exhibit 21.1

4Front Group Plc
4Front Group UK Ltd
Firstpoint Ltd
4Front Services Ltd
4Front Networks Ltd
4Front Software Ltd
Penagen Training Ltd
Datapro Computers Group Ltd
Eurographics Industries Ltd
CV Services International Ltd
CVSI Holland
CVSI Sweden
CVSI Belgium
CVSI France
CVSI GmbH
CVSI Italia Spa
CVSI Inc
CVSI BV
Nihon CVSI
SIL SA
SIL Europe Spol
SIL Europe BV
SIL GmbH
Decision Systems SA
I-NEA SA
4Front Technologies SA
Memorex Telex Spa
Eurosystems France
Eurosystems Belgium
Netix